Exhibit 5.1 March 21, 2024 Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403 Ladies and Gentlemen: We have acted as counsel to Franklin Resources, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale of up to 25,000,000 shares of the Company’s common stock, par value $0.10 per share (the “Shares”), issuable under the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan, as amended and restated effective February 6, 2024 (the “Plan”), pursuant to the Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on the date hereof (such registration statement is herein referred to as the “Registration Statement”). We have reviewed the Registration Statement and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals. We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible. Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan and any individual agreements relating to such Shares, the Registration Statement and the related prospectuses, the Shares will be validly issued, fully paid and nonassessable. We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the Delaware General Corporation Law. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Very truly yours, /s/ Covington & Burling LLP